UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  July 17, 2013

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	83-0374250
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
 (Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, Myrna Newman resigned as Chief Financial Officer and Secretary of Professional Diversity Network, Inc. (the “Company”) to pursue other professional opportunities.  Mrs. Newman’s resignation is not related to any disagreement with the Company’s accounting or operating policies or practices.

On July 17, 2013, the Company appointed David Mecklenburger as the Company’s Chief Financial Officer and Secretary, succeeding Mrs. Newman. Mr. Mecklenburger, 53, has served as Vice President of Finance of the Company since June 2013.

Mr. Mecklenburger has over 25 years of experience in financial management with both public and private companies. Prior to joining the Company, Mr. Mecklenburger served as Vice President of Business Integration for General Cable Corporation, a publicly traded global provider of copper, aluminum and fiber optic wire and cable products, from 2009 to 2012. In 2009, General Cable Corporation acquired Gepco International, Inc. and Isotec, Inc. From 1989 to 2009, Mr. Mecklenburger served as Chief Financial Officer and Chief Operating Officer of Gepco International, Inc. and Isotec, Inc., manufacturers and distributors of high end electronic cables.  Mr. Mecklenburger has a bachelor’s degree in Accountancy from the University of Illinois at Urbana-Champaign and a master’s degree in Business Administration from Northwestern University.  Mr. Mecklenburger is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Mecklenburger and any other person pursuant to which Mr. Mecklenburger is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S−K. Additionally there is no family relationship between Mr. Mecklenburger and any other person that would require disclosure under Item 401(d) of Regulation S−K. Mr. Mecklenburger is also not a party to any transactions that would require disclosure under Item 404(a) of Regulation S−K.

The Company has entered into an offer letter with Mr. Mecklenburger, effective as of July 17, 2013 (the “Offer Letter”), outlining the terms of his employment as Chief Financial Officer.  Pursuant to the terms of the Offer Letter, Mr. Mecklenburger will report to the Company’s Chief Executive Officer and will receive an annual salary of $150,000. The Offer Letter also provides for a discretionary annual bonus and benefits provided to other employees. Mr. Mecklenburger is an at will employee and no severance payment is payable under the Offer Letter in the event of termination or if Mr. Mecklenburger resigns.

As a condition of Mr. Mecklenburger’s promotion to Chief Financial Officer, he was required to execute and deliver a certain Confidentiality, Assignment of Inventions, Non-Solicitation and Non-Competition Agreement, which agreement provides that during Mr. Mecklenburger’s employment and for two (2) years thereafter, he may not disclose confidential information and will be subject to restrictions on competing or interfering with the Company’s business and business relationships and soliciting the services of its employees or independent contractors.

Item 9.01.             Financial Statement and Exhibits.

(d) Exhibits

10.1	Offer Letter, dated July 17, 2013, to David Mecklenburger

10.2	Confidentiality, Assignment of Inventions, Non-Solicitation and Non-Competition Agreement, dated July 17, 2013, by and between the Company and David Mecklenburger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: July 22, 2013	By:	/s/ Rudy Martinez
Rudy Martinez
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated July 17, 2013, to David Mecklenburger
10.2	Confidentiality, Assignment of Inventions, Non-Solicitation and Non-Competition Agreement, dated July 17, 2013, by and between the Company and David Mecklenburger